CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-57637, No. 33-28849, No. 33-64666, No. 333-68785,
and No. 333-89595) of Westwood One, Inc., of our report dated February 11, 2000, except as to Note 14 which is as of March 8, 2000 relating to the financial statements, which appear in this Form 10-K.


/s/PRICEWATERHOUSECOOPERS LLP
------------------------------------
PricewaterhouseCoopers LLP



Century City, California
March 30, 2000
































                                   EXHIBIT 24